Exhibit 10.2

SECOND AMENDMENT TO
EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

This Second Amendment to Export-Import Bank Loan and Security Agreement (this “Amendment”) is entered into as of September 11, 2012, by and between Silicon Valley Bank (“Bank”) and Aehr Test Systems, a California corporation (“Borrower”) whose address is 400 Kato Terrace, Fremont, CA 94539.

Recitals

A.           Bank and Borrower have entered into that certain Export-Import Bank Loan and Security Agreement dated as of August 25, 2011, as amended by that certain First Amendment to Export-Import Bank Loan and Security Agreement by and between Bank and Borrower dated as of May 29, 2012 (as the same may from time to time be amended, modified, supplemented or restated, the “Ex-Im Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Ex-Im Loan Agreement.

C.           Borrower has requested that Bank amend the Ex-Im Loan Agreement to (i) increase the amount available to be borrowed, and (ii) make certain other revisions to the Ex-Im Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Ex-Im Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Ex-Im Loan Agreement.

2.           Amendments to Ex-Im Loan Agreement.

2.1           Section 2.1.1 (Availability).  Section 2.1.1(a)(iii) is amended by deleting the first sentence in its entirety and replacing it with the following:

Subject to the terms of this Exim Agreement, including, but not limited to, that Borrower must maintain Net Cash greater than Zero Dollars ($0.00), Borrower may request that Bank finance Exim Inventory Placeholder Invoices.

2.2           Section 2.1.1 (Maximum Advances).  Section 2.1.1(b)(i) is amended in its entirety and replaced with the following:

(i)           Maximum Advances; Aggregate Cap.  The aggregate amount of the Advances shall not exceed the lesser of (A) Two Million Five Hundred Thousand Dollars ($2,500,000) or (B) the Borrowing Base.  In addition and notwithstanding the foregoing, the sum of (1) the aggregate amount of Advances outstanding, plus (2) the aggregate amount of Domestic Advances outstanding, shall not at any time exceed Two Million Five Hundred Thousand Dollars ($2,500,000).

2.3           Section 2.1.1 (Overadvances).  Section 2.1.1(j) is amended in its entirety and replaced with the following:

(j)           Overadvances.  If, at any time during which Borrower is Borrowing Base Eligible, the outstanding principal amount of the Advances exceeds the lesser of (i) Two Million Five Hundred Thousand Dollars ($2,500,000) minus the aggregate amount of Domestic Advances outstanding, or (ii) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.

2.4           Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Applicable Rate” is a per annum rate equal to (a) at all times that Borrower’s Net Cash is greater than One Million Dollars ($1,000,000), the greater of either (i) the Prime Rate minus one-half of one percent (0.50%), or (ii) three and one-half percent (3.50%) and (b) at all times that Borrower’s Net Cash is less than or equal to One Million Dollars ($1,000,000), the greater of either (i) the Prime Rate plus three-quarters of one percent (0.75%), or (ii) four and three quarters percent (4.75%).

“Borrowing Base Eligible” means that Borrower’s Net Cash was greater than One Million Dollars ($1,000,000) at all times during the previous month; provided, however, that if an Event of Default has occurred and is continuing then Bank may, in its sole discretion, cause Borrower to no longer be Borrowing Base Eligible.  If Borrower is transitioning from not being Borrowing Base Eligible to being Borrowing Base Eligible then prior to becoming Borrowing Base Eligible Borrower must (a) maintain Net Cash in excess of One Million Dollars ($1,000,000) for two consecutive months and (b) deliver a current Borrowing Base Certificate to Bank.

2.5           Exhibit D (Borrowing Base Certificate).  Exhibit D to the Ex-Im Loan Agreement is hereby replaced with Exhibit D attached hereto.

3.           Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.           Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Ex-Im Loan Agreement, as amended by this Amendment;

4.3           The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Ex-Im Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Ex-Im Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Ex-Im Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.           Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Aehr Test Systems

By:	/s/ Mei Chui	By:	/s/ Gary L. Larson
Name:	Mei Chui	Name:	Gary L. Larson
Title:	Relationship Mgr	Title:	VP,CFO

 [Signature Page to Second Amendment to Export-Import Bank Loan and Security Agreement]

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: Aehr Test Systems	Bank: Silicon Valley Bank

FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES
1. Foreign Accounts Book Value as of ____________	$____________
2. Additions (please explain on reverse)	$____________
3. Less: Intercompany / Employee / Non-Trade Accounts	$____________
4. NET FOREIGN ACCOUNTS	$____________

ACCOUNTS RECEIVABLE DEDUCTIONS
5. Accounts over 90 days past invoice (or 60 days if not ExIm insured)	$____________
6. Credit Balances	$____________
7. Accounts with terms greater than 180 days	$____________
8. Governmental and Military Accounts	$____________
9. Contra Accounts	$____________
10. Progress billings, Promotion, Demo, Bill and Hold, Guaranteed Sale or Consignment Accounts	$____________
11. Related Account Debtor Accounts	$____________
12. Disputed Accounts; Insolvent Account Debtor Accounts	$____________
13. Accounts arising from the sale of defense articles or items	$____________
14. Accounts excluded under the Borrower Agt	$____________
15. Accounts from sales not in the ordinary course of business	$____________
16. Accounts not owned by Borrower	$____________
17. Accounts without invoices	$____________
18. Accounts outside U.S.	$____________
19. Accounts in countries prohibited by EX-IM	$____________
20. Accounts supported by LCs not accepted by EX-IM	$____________
21. Accounts billed and payable outside the U.S.	$____________
22. Accounts denominated in non-U.S. currency (unless approved)	$____________
23. Accounts that do not comply with the terms of sale set forth by EX-IM	$____________
24. Accounts arising from sales of Items that do not meet 50% U.S. Content requirements	$____________
25. Pre-billings; Product Returns, Rejections, Repossessions	$____________
26. Accounts determined doubtful	$____________
27. Other	$____________
28. TOTAL ACCOUNTS DEDUCTIONS	$____________
29. Eligible Accounts (No. 4 - No. 28)	$____________
30. Accounts billed in non-US currency not hedged	$____________
31. Eligible Accounts (No. 29 – No. 30)	$____________
32. Loan Value of Accounts (90% of No. 31)	$____________
33. Loan Value of Accounts not hedged (75% of No. 30)	$____________
34. Loan Value of all Accounts (No. 32 plus No. 33)	$____________

INVENTORY
35. Eligible Inventory Value as of _______________	$____________

INVENTORY DEDUCTIONS
36. Inventory located at a non-disclosed locations	$____________
37. Inventory located outside of the U.S.	$____________
38. Inventory placed or held on consignment	$____________
39. Inventory produced in violation of Fair Labor Standards Act; Hot goods	$____________
40. Inventory that does not meet 50% U.S. Content requirements	$____________

41. Demo Inventory	$____________
42. Proprietary software	$____________
43. Damaged, obsolete, returned, defective, recalled or unfit Inventory	$____________
44. Previously exported Inventory	$____________
45. Inventory that constitutes defense articles	$____________
46. Inventory related to nuclear power	$____________
47. Inventory destined for countries prohibited by EX-IM	$____________
48. Inventory that is eligible inventory under any other facility	$____________
49. Capital Goods unless in accordance with Economic Impact Approval	$____________
50. TOTAL INVENTORY DEDUCTIONS	$____________
51. Eligible Inventory (No. 35 – No. 50)	$____________
52. ELIGIBLE AMOUNT OF INVENTORY (50% of No. 51)	$____________

BALANCES
53. Maximum Loan Amount	$2,500,000
54. Advances Outstanding under Domestic Loan Agreement	$____________
55. Maximum EXIM Eligible [Lesser of (No. 34 plus No. 52) or (No. 53 minus No. 54)]	$____________
56. Present balance owing on EXIM Line of Credit	$____________
57. RESERVE POSITION [No. 55 minus No. 54 minus No. 56]	$____________

The undersigned represents and warrants that as of the date hereof the foregoing is true, complete and correct, that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Export-Import Bank Loan and Security Agreement, between Borrower and Bank, and the Borrower Agreement, executed by Borrower and acknowledged by Bank, each dated August 25, 2011, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreements.  Such representations and warranties include, without limitation, the following:  Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export.  Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower’s unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower’s business; (c) acquiring, equipping, or renting commercial space outside the United States; or (d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States.  Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following:  (a)  Items to be sold to a Buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely,
BORROWER:

AEHR TEST SYSTEMS By:_________________________________ Name:_______________________________ Title: _______________________________ Date:________________________________	BANK USE ONLY Received By:___________________________ Date:_________________ Verified By:___________________________